As filed with the Securities and Exchange Commission on May 21, 2001

Registration No. __-__________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

RURAL/METRO CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Delaware	86-0746929

(State or Other Jurisdiction	(I.R.S. Employer

of Incorporation or Organization)	Identification Number)

8401 East Indian School Road
Scottsdale, Arizona 85251
(Address of Principal Executive Office)(Zip Code)

RURAL/METRO CORPORATION
Employee Stock Purchase Plan
(Full Title of the Plan)

JOHN S. BANAS, III
SENIOR VICE PRESIDENT AND GENERAL COUNSEL
8401 East Indian School Road
Scottsdale, Arizona 85251
(Name and Address of Agent for Service)
(480) 994-3886
(Telephone Number, including Area Code, of Agent for Service)

This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will begin as soon as reasonably practicable after such effective date.

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of Securities	Amount to be	offering price per	aggregate offering	Amount of
to be Registered	registered(1)	share(2)	price	registration fee

Common Stock	700,000	$1.03	$721,000	$180.25

(1)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization, or any other similar transaction without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of Rural/Metro Corporation.

(2)	Calculated solely for purposes of this offering under Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low sales prices for shares of Common Stock of Rural/Metro Corporation on May 17, 2001.

FORM S-8
PART II
Information Required in the Registration Statement
Item 3. Incorporation of Documents by Reference
Item 4. Exhibits
SIGNATURES
POWER OF ATTORNEY
Index to Exhibits
EX-5
EX-10.36
EX-23.1

PART II
Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

                        Rural/Metro Corporation (the “Registrant”) hereby incorporates by reference into this Registration Statement, pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 (No. 33-80454) filed with the Securities and Exchange Commission (the “Commission”) on June 17, 1994 and amendments thereto.

Item 4. Exhibits

Exhibit Number	Exhibit
5	Opinion and consent of Greenberg Traurig, LLP.
10.36	Rural/Metro Corporation, Employee Stock Purchase Plan (as amended through June 30, 2000).
23.1	Consent of Arthur Andersen LLP.
23.2	Consent of Greenberg Traurig, LLP is contained in Exhibit 5.
24	Power of Attorney. Reference is made to page II-2 of this Registration Statement.

II-2

SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scottsdale, state of Arizona, on May 18, 2001.

RURAL/METRO CORPORATION

By	/s/Jack E. Brucker

Jack E. Brucker
President and Chief Executive Officer

POWER OF ATTORNEY

            KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Jack E. Brucker and John S. Banas, III, and each of them, as his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons and in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Jack E. Brucker	President, Chief Executive Officer,	May 18, 2001
and Director (Principal Executive Officer)
Jack E. Brucker

/s/ Randall L. Harmsen	Vice President of Finance (Principal	May 18, 2001
Financial Officer and Principal Accounting
Randall L. Harmsen	Officer

	Chairman of the Board of Directors	_________, 2001
Cor J. Clement

/s/ Louis G. Jekel	Vice Chairman of the Board of Directors	May 18, 2001

Louis G. Jekel

	Director	_________, 2001
Mary Anne Carpenter

	Director	_________, 2001
William C. Turner

/s/ Henry G. Walker	Director	May 14, 2001

Henry G. Walker

/s/ Louis A. Witzeman	Director	May 18, 2001

Louis A. Witzeman

II-3

Index to Exhibits

Exhibit Number	Exhibit
5	Opinion and consent of Greenberg Traurig, LLP.
10.36	Rural/Metro Corporation, Employee Stock Purchase Plan (as amended through June 30, 2000).
23.1	Consent of Arthur Andersen LLP.
23.2	Consent of Greenberg Traurig, LLP is contained in Exhibit 5.
24	Power of Attorney. Reference is made to page II-2 of this Registration Statement.